Incorporated under the laws of the State of Colorado

Number                                             Shares

                  EMAIL REAL ESTATE, INC.

This certifies that       is the registered holder of       shares of

                   EMAIL REAL ESTATE, INC.
FULLY PAID AND NON-ASSESSABLE COMMON STOCK

Transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to
be hereunto affixed this   day of          A.D.

SECRETARY                                  PRESIDENT